Exhibit 99.1

CONTACT: David Foy (203) 458-5850

WHITE MOUNTAINS REPORTS THIRD QUARTER RESULTS

HAMILTON, Bermuda (November 2, 2016) - White Mountains Insurance Group, Ltd. (NYSE: WTM) reported September 30, 2016 book value per share of $797.65 and adjusted book value per share of $801.66. Book value per share and adjusted book value per share were both up 2% and 15% for the third quarter and first nine months of 2016, including dividends.

Ray Barrette, Chairman and CEO, commented, “It was another successful quarter for White Mountains. We increased our ABVPS by 2 percent and closed the Tranzact sale in July.  OneBeacon had a solid quarter with a 96% GAAP combined ratio and stable reserves. BAM continues to maintain a strong position in its market and grow its claims paying resources.  So far this year, we have returned nearly $900 million in capital to our shareholders, mostly from share repurchases.  We still have about $1.8 billion in undeployed capital and continue to look for new opportunities around the world.”

Comprehensive income attributable to common shareholders increased to $92 million and $592 million in the third quarter and first nine months of 2016, compared to comprehensive loss attributable to common shareholders of $74 million and $62 million in the third quarter and first nine months of last year. Net income attributable to common shareholders was $92 million and $446 million in the third quarter and first nine months of 2016, compared to net loss attributable to common shareholders of $59 million in the third quarter of last year and net income attributable to common shareholders of $30 million in the first nine months of last year.

Tranzact Sale

On July 21, 2016, White Mountains completed the sale of Tranzact Holdings, LLC (“Tranzact”) to an affiliate of Clayton, Dubilier & Rice, LLC. The transaction increased White Mountains's book value by approximately $16 per share in the third quarter of 2016. As a result of the transaction, Tranzact’s results have been reported as discontinued operations within White Mountains’s GAAP financial statements.

OneBeacon

OneBeacon’s book value per share increased 3% and 10% for the third quarter and first nine months of 2016, including dividends. OneBeacon’s GAAP combined ratio was 96% and 98% for the third quarter and first nine months of 2016, compared to 99% and 96% for the third quarter and first nine months of last year. OneBeacon had no net loss reserve development in the third quarter of 2016 and 2 points of net unfavorable loss reserve development in the first nine months of 2016, while loss reserve development was not significant in the third quarter and first nine months of last year. The expense ratio was 37% for both the third quarter and first nine months of 2016, compared to 39% and 36% for the third quarter and first nine months of last year. The expense ratio for the third quarter of 2016 benefited from the impact of a $3 million reduction from the final settlement of OneBeacon's qualified pension plan obligations. The increase in the expense ratio for the first nine months of 2016 compared to the first nine months of last year was primarily due to lower premium volume and changing business mix. The results for the first nine months of 2016 also included a $16 million tax benefit related to the settlement of IRS examinations for tax years 2007-2012.

Mike Miller, CEO of OneBeacon, said, “We delivered solid underwriting results in the quarter, contributing to a healthy 10% growth in book value per share through the first nine months of the year. The modest decrease in net written premium year over year reflects disciplined underwriting in continued soft market conditions.”

Net written premiums were $324 million and $865 million in the third quarter and first nine months of 2016, an increase of 11% and a decrease of 4% from the comparable periods of last year. In the third quarter of 2015, OneBeacon exited its crop business, which reduced net written premiums by $36 million and $9 million in the third quarter and the first nine months of 2015. Excluding the exited crop business, net written premiums decreased 1% and 5% in the third quarter and first nine months of 2016 versus the comparable periods of last year.

HG Global/BAM

In the third quarter of 2016, BAM insured $3.0 billion of municipal bonds, $2.7 billion of which were in the primary market.  As of September 30, 2016, BAM’s total claims paying resources were $629 million on total par insured of $30.5 billion. Total claims paying resources increased $28 million from December 31, 2015, reflecting positive cashflow.

Bob Cochran, Chairman of BAM, said, “BAM enjoyed another strong quarter, driven by solid issuance of new-issue municipal bonds and broadening investor demand for our guaranty. Interest from institutional buyers drove a continued increase in BAM’s average new-issue transaction size and strong secondary market insurance activity, while we also continued to serve our core market of small- and medium-sized issuers - and lead the market by insuring more than $530 million of small-issue, “bank-qualified” bonds. Claims-paying resources climbed to a new high of $629 million. BAM Credit Profiles are now available prior to the pricing of negotiated new-issue transactions, providing another tool to serve investors and our member-issuers, and the response has been strong. Through September 30, BAM Credit Profile downloads from our website have already exceeded 2015’s full-year total.”

HG Global reported pre-tax income of $5 million and $18 million in the third quarter and first nine months of 2016, compared to pre-tax income of $5 million and $14 million in the third quarter and first nine months of last year. In non-controlling interests, White Mountains reported $14 million and $30 million of GAAP pre-tax loss related to BAM in the third quarter and first nine months of 2016, compared to GAAP pre-tax loss of $11 million and $34 million in the third quarter and first nine months of last year. BAM’s affairs are managed on a statutory accounting basis, and it does not report stand-alone GAAP financial results. BAM’s statutory net loss was $8 million in both the third quarter of 2016 and the third quarter of last year. As a mutual insurance company that is owned by its members, BAM’s results do not affect White Mountains’s book value per share or adjusted book value per share. However, White Mountains is required to consolidate BAM’s results in its GAAP financial statements and its results are attributed to non-controlling interests.

Other Operations

White Mountains’s Other Operations segment reported pre-tax loss of $4 million and $56 million in the third quarter and first nine months of 2016, compared to pre-tax loss of $65 million and $84 million in the third quarter and first nine months of last year. The lower pre-tax loss for the third quarter and first nine months of 2016 was driven by improved investment results and lower incentive compensation expenses. White Mountains’s Other Operations segment reported $13 million and $18 million of net realized and unrealized investment gains in the third quarter and first nine months of 2016, compared to $16 million and $7 million of net realized and unrealized investment losses in the third quarter and first nine months of last year. White Mountains’s Other Operations segment reported $8 million and $15 million of net investment income in the third quarter and first nine months of 2016, compared to $3 million and $5 million of net investment income in the third quarter and first nine months of last year. Incentive compensation expenses decreased in the third quarter and first nine months of 2016 compared to the third quarter and first nine months of last year, as higher compensation expenses driven by the rising market price of White Mountains’s common shares during 2016 were more than offset by the impact from $36 million of incentive compensation expense recorded in the third quarter of 2015 related to the agreements to sell Sirius Group and Symetra. Results for the first nine months of 2015 included a $20 million gain from the sale of Hamer LLC.

Share Repurchases

For the third quarter of 2016, White Mountains repurchased and retired 389,373 of its common shares for $319 million at an average share price of $820.17, or approximately 102% of White Mountains’s September 30, 2016 adjusted book value per share.

For the first nine months of 2016, White Mountains repurchased and retired 1,081,337 of its common shares for $867 million at an average share price of $801.57, approximately 100% of White Mountains’s September 30, 2016 adjusted book value per share. Year-to-date through October 31, White Mountains has repurchased 1,094,795 common shares for a total of $878 million. White Mountains had 4.565 million shares outstanding at October 31, 2016.

Investment Activities

The GAAP total return on invested assets was 0.9% for the third quarter of 2016, and 3.3% for the first nine months of 2016, which included 0.2% of currency gains.  Currency translation did not meaningfully impact investment returns for the third quarter of 2016.  This compared to a return of -0.5% for the third quarter of 2015, which included -0.1% from currency losses, and -0.3% for the first nine months of 2015, which included -0.7% from currency losses.

Reid Campbell, President of White Mountains Advisors, said, “The total portfolio was up 0.9% for the quarter, driven by strong returns in risk assets and decent returns in fixed income in the face of an increase in interest rates as the post Brexit flight to safety abated.  The fixed income portfolio returned 0.4% for the quarter which was just ahead of the longer duration Bloomberg Barclays U.S. Intermediate Aggregate Index.  Fixed income duration remained relatively constant during the quarter at approximately 2.0 years.  These fixed income metrics exclude a new investment mandate in high-yield securities which was initiated in late July and which we include with risk assets.  Including the new high-yield portfolio, the risk asset portfolio returned 3.5% for the quarter, just behind the S&P 500 Index.  Breaking this down, our portfolio of common stocks and ETFs returned 4.9% due to a strong quarter in both of our separate equity accounts managed by third party advisers.  The alternative asset portfolio returned 2.6%, impacted by write downs in energy-exposed private equities.  From its inception in late July through the end of the quarter, the new high-yield portfolio returned 1.0% which was ahead of the S&P 500 Index over the comparable period.”

Campbell continued, “Principally reflecting the impact of the new high-yield portfolio, risk assets increased from 13% of the total portfolio at the beginning of the third quarter to 19% at the end of the quarter.  We continue to carefully evaluate opportunities for new risk asset investments.”

Additional Information

White Mountains is a Bermuda-domiciled financial services holding company traded on the New York Stock Exchange and the Bermuda Stock Exchange under the symbol WTM. Additional financial information and other items of interest are available at the company’s website located at www.whitemountains.com. White Mountains expects to file its Form 10-Q today with the Securities and Exchange Commission and urges shareholders to refer to that document for more complete information concerning its financial results.

Regulation G

This earnings release includes three non-GAAP financial measures that have been reconciled to their most comparable GAAP financial measures.

Adjusted book value per share is a non-GAAP financial measure which is derived by expanding the calculation of GAAP book value per share to exclude equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, for periods that White Mountains accounted for its investment in Symetra under the equity method. White Mountains accounted for its investment in Symetra under the equity method until November 5, 2015, when it changed its accounting to fair value. Adjusted book value per share includes the dilutive effects of outstanding non-qualified options. In addition, the number of common shares outstanding used in the calculation of adjusted book value per White Mountains’s common share is adjusted to exclude unearned restricted common shares, the compensation cost of which, at the date of calculation, has yet to be amortized. The reconciliation of adjusted book value per share to GAAP book value per share is included on page 7.

Adjusted comprehensive income (loss) is a non-GAAP financial measure that, for periods that White Mountains accounted for its investment in Symetra under the equity method, excludes the change in equity in net unrealized gains (losses) from Symetra’s fixed maturity portfolio, net of applicable taxes, from comprehensive income (loss) attributable to White Mountains’s common shareholders. The reconciliation of adjusted comprehensive income (loss) to GAAP comprehensive income (loss) attributable to White Mountains’s common shareholders is included on page 8.

In the third quarter of 2016, White Mountains purchased high-yield fixed maturity investments, which are U.S. dollar denominated publicly traded and 144A debt securities issued by corporations with generally at least one rating between "B-" and “BB+” inclusive by Standard and Poor’s or similar ratings from other rating agencies. Given the risk profile of these investments, White Mountains has included returns on high-yield fixed maturity investment returns with returns on common equity securities and other long-term investments. A reconciliation of these returns follows:

	September 30, 2016
Common equity securities and other long-term investment returns	GAAP return	Include: Impact of return on high-yield fixed maturity investments(1)	Reported return

Quarter-to-date	3.9%	(0.4)%	3.5%

	September 30, 2016
Fixed maturity investment returns	GAAP return	Exclude: Impact of return on high-yield fixed maturity investments(1)	Reported return

Quarter-to-date	0.4%	—%	0.4%
(1) High-yield fixed maturity investments returned 1.0% for the third quarter of 2016.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This earnings release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which White Mountains expects or anticipates will or may occur in the future are forward-looking statements. The words “will”, “believe”, “intend”, “expect”, “anticipate”, “project”, “estimate”, “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to White Mountains’s:

•	change in adjusted book value per share or return on equity;

•	business strategy;

•	financial and operating targets or plans;

•	incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•	projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•	expansion and growth of its business and operations; and

•	future capital expenditures.

These statements are based on certain assumptions and analyses made by White Mountains in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to its expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•
the risks that are described from time to time in White Mountains’s filings with the Securities and Exchange Commission, including but not limited to White Mountains’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 filed February 29, 2016;

•	claims arising from catastrophic events, such as hurricanes, earthquakes, floods, fires, terrorist attacks or severe winter weather;

•	the continued availability of capital and financing;

•	general economic, market or business conditions;

•	business opportunities (or lack thereof) that may be presented to it and pursued;

•	competitive forces, including the conduct of other property and casualty insurers and reinsurers;

•	changes in domestic or foreign laws or regulations, or their interpretation, applicable to White Mountains, its competitors or its customers;

•	an economic downturn or other economic conditions adversely affecting its financial position;

•	recorded loss reserves subsequently proving to have been inadequate;

•	actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch; and

•	other factors, most of which are beyond White Mountains’s control.

Consequently, all of the forward-looking statements made in this earnings release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by White Mountains will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, White Mountains or its business or operations. White Mountains assumes no obligation to publicly update any such forward-looking statements, whether as a result of new information, future events or otherwise.

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(millions)
(Unaudited)

	September 30, 2016	December 31, 2015	September 30, 2015
Assets
Fixed maturity investments	$4,131.5	$2,630.2	$2,592.5
Short-term investments	305.6	211.2	324.4
Common equity securities	425.0	1,113.9	482.1
Other long-term investments	351.4	315.8	300.2
Total investments	5,213.5	4,271.1	3,699.2

Cash	244.7	173.0	189.8
Reinsurance recoverable on paid and unpaid losses	185.8	193.5	236.8
Insurance premiums receivable	264.6	220.3	269.7
Investments in unconsolidated affiliates	—	—	392.6
Deferred acquisition costs	109.6	107.6	110.8
Deferred tax asset	119.5	112.8	133.9
Ceded unearned insurance premiums	35.1	29.5	41.4
Accounts receivable on unsettled investment sales	179.0	41.9	11.5
Goodwill and other intangible assets	59.3	55.4	58.0
Other assets	245.2	287.1	295.3
Assets held for sale	27.0	4,790.4	4,905.0
Total assets	$6,683.3	$10,282.6	$10,344.0

Liabilities
Loss and loss adjustment expense reserves	$1,362.0	$1,389.8	$1,427.4
Unearned insurance premiums	674.1	610.5	668.9
Debt	288.5	337.6	287.5
Ceded reinsurance payable	28.2	29.9	44.4
Funds held under insurance contracts	156.2	137.8	100.3
Accounts payable on unsettled investment purchases	30.0	—	46.0
Other liabilities	335.1	361.6	363.5
Liabilities held for sale	7.8	3,047.4	3,199.7
Total liabilities	2,881.9	5,914.6	6,137.7

Equity
White Mountains’s common shareholders’ equity
White Mountains’s common shares and paid-in surplus	809.8	978.2	998.0
Retained earnings	2,846.7	3,084.9	2,888.3
Accumulated other comprehensive income (loss), after tax:
Equity in net unrealized gains from investments in Symetra common shares	—	—	5.5
Net unrealized foreign currency translation losses	(.6)	(145.6)	(142.4)
Pension liability and other	(3.7)	(4.3)	(3.9)

Total White Mountains’s common shareholders’ equity	3,652.2	3,913.2	3,745.5

Non-controlling interests
Non-controlling interest - OneBeacon Ltd.	247.0	245.6	246.9
Non-controlling interest - SIG Preference Shares	—	250.0	250.0
Non-controlling interest - mutuals and reciprocals	(134.7)	(156.0)	(149.4)
Non-controlling interest - other	36.9	115.2	113.3
Total non-controlling interests	149.2	454.8	460.8
Total equity	3,801.4	4,368.0	4,206.3
Total liabilities and equity	$6,683.3	$10,282.6	$10,344.0

WHITE MOUNTAINS INSURANCE GROUP, LTD.
BOOK VALUE AND ADJUSTED BOOK VALUE PER SHARE
(Unaudited)

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Book value per share numerators (in millions):

White Mountains’s common shareholders’ equity - book value per share numerator	$3,652.2	$3,875.2	$3,913.2	$3,745.5
Equity in net unrealized losses from Symetra’s fixed maturity portfolio, net of applicable taxes	—	—	—	(5.5)
Future proceeds from options (1)	89.0	89.0	—	—
Adjusted book value per share numerator	$3,741.2	$3,964.2	$3,913.2	$3,740.0

Book value per share denominators (in thousands of shares):

Common shares outstanding - book value per share denominator	4,578.7	4,963.9	5,623.7	5,745.0
Unearned restricted common shares	(31.8)	(33.2)	(25.0)	(31.4)
Options assumed issued (1)	120.0	120.0	—	—
Adjusted book value per share denominator	4,666.9	5,050.7	5,598.7	5,713.6

Book value per share	$797.65	$780.67	$695.84	$651.97
Adjusted book value per share	$801.66	$784.90	$698.95	$654.58

(1) Adjusted book value per share at September 30, 2016 and June 30, 2016 includes the impact of 120,000 non-qualified stock options exercisable for $742 per common share. Prior periods exclude the non-qualified stock options, which were anti-dilutive to book value.

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015

Quarter-to-date growth in adjusted book value per share, including dividends:	2.1%	11.4%	6.8%	(2.4)%

Year-to-date growth in adjusted book value per share, including dividends:	14.8%	12.4%	5.3%	(1.3)%

Year-to-date dividend per share	$1.00	$1.00	$1.00	$1.00

	September 30, 2016	June 30, 2016	December 31, 2015	September 30, 2015
Summary of goodwill and other intangible assets (in millions):

Goodwill:
MediaAlpha	18.3	18.3	18.3	18.3
Wobi	5.8	5.8	5.8	5.8
Total goodwill	24.1	24.1	24.1	24.1

Other intangible assets:
MediaAlpha	20.7	23.3	24.4	26.4
Wobi and other	14.5	5.9	6.9	7.5
Total other intangible assets	35.2	29.2	31.3	33.9

Total goodwill and other intangible assets	59.3	53.3	55.4	58.0

Goodwill and other intangible assets held for sale	5.2	315.1	331.9	333.9

Goodwill and other intangible assets attributed to non-controlling interests	(19.0)	(131.5)	(136.4)	(138.1)

Goodwill and other intangible assets included in book value	$45.5	$236.9	$250.9	$253.8

WHITE MOUNTAINS INSURANCE GROUP, LTD.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(millions, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2016	2015	2016	2015
Revenues:
Earned insurance premiums	$281.3	$284.9	$838.1	$896.0
Net investment income	22.5	16.8	59.6	42.6
Net realized and unrealized investment gains (losses)	26.4	(43.9)	84.0	(33.9)
Other revenue	34.8	38.3	110.8	114.4

Total revenues	365.0	296.1	1,092.5	1,019.1
Expenses:
Loss and loss adjustment expenses	165.0	170.0	508.1	534.1
Insurance and reinsurance acquisition expenses	56.4	55.3	159.2	166.1
Other underwriting expenses	49.6	56.5	156.0	165.5
General and administrative expenses	67.2	94.7	221.0	223.7
Amortization of other intangible assets	3.0	2.6	9.4	7.9
Interest expense	3.8	3.9	12.4	10.8

Total expenses	345.0	383.0	1,066.1	1,108.1

Pre-tax income (loss) from continuing operations	20.0	(86.9)	26.4	(89.0)

Income tax benefit (expense)	6.7	1.6	22.4	(.8)

Net income (loss) from continuing operations	26.7	(85.3)	48.8	(89.8)

Gain from sale of Tranzact, net of tax	51.9	—	51.9	—
(Loss) gain from sale of Sirius Group, net of tax	(4.0)	—	362.6	—
Gain from sale of other discontinued operations, net of tax	—	10.3	—	18.2
Net income (loss) from discontinued operations, net of tax	14.0	(3.8)	7.1	59.1

Income (loss) before equity in earnings of unconsolidated affiliates	88.6	(78.8)	470.4	(12.5)

Equity in earnings of unconsolidated affiliates, net of tax	—	3.9	—	18.0

Net income (loss)	88.6	(74.9)	470.4	5.5
Net (income) loss attributable to non-controlling interests	3.1	16.0	(24.6)	24.2

Net income (loss) attributable to White Mountains’s common shareholders	91.7	(58.9)	445.8	29.7

Comprehensive income, net of tax:
Change in equity in net unrealized gains (losses) from investments in Symetra common shares, net of tax	—	3.5	—	(29.4)
Change in foreign currency translation and pension liability	.2	.1	.3	.3
Change in foreign currency translation and other items from discontinued operations	—	(18.5)	32.0	(62.1)
Change in foreign currency translation and other items from sale of Sirius Group	—	—	113.3	—

Comprehensive income (loss)	91.9	(73.8)	591.4	(61.5)
Other comprehensive loss (income) attributable to non-controlling interests	.1	(.1)	.1	(.1)
Comprehensive income (loss) attributable to White Mountains’s common shareholders	92.0	(73.9)	591.5	(61.6)

Change in equity in net unrealized gains from Symetra's fixed maturity portfolio, net of taxes	—	(3.5)	—	29.4

Adjusted comprehensive income (loss)	$92.0	$(77.4)	$591.5	$(32.2)

Income per share attributable to White Mountains’s common shareholders
Basic income per share
Continuing operations	$6.12	$(11.10)	$4.67	$(8.01)
Discontinued operations	12.72	1.09	81.60	12.98
Total consolidated operations	$18.84	$(10.01)	$86.27	$4.97

Diluted income per share
Continuing operations	$6.11	$(11.10)	$4.66	$(8.01)
Discontinued operations	12.69	1.09	81.47	12.98
Total consolidated operations	$18.80	$(10.01)	$86.13	$4.97

WHITE MOUNTAINS INSURANCE GROUP, LTD.
QTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Three Months Ended September 30, 2016		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$277.9	$1.2	$.3	$1.9	$281.3
Net investment income	11.8	.6	1.7	8.4	22.5
Net investment income (loss) - BAM surplus note interest	—	4.5	(4.5)	—	—
Net realized and unrealized investment gains (losses)	15.5	(.3)	(1.6)	12.8	26.4
Other revenue	1.8	—	.4	32.6	34.8

Total revenues	307.0	6.0	(3.7)	55.7	365.0
Expenses:
Loss and loss adjustment expenses	162.8	—	—	2.2	165.0
Insurance and reinsurance acquisition expenses	55.1	.2	.6	.5	56.4
Other underwriting expenses	49.4	—	.1	.1	49.6
General and administrative expenses	3.2	.6	9.3	54.1	67.2
Amortization of other intangible assets	.3	—	—	2.7	3.0
Interest expense	3.3	—	—	.5	3.8

Total expenses	274.1	.8	10.0	60.1	345.0

Pre-tax income (loss)	$32.9	$5.2	$(13.7)	$(4.4)	$20.0

For the Three Months Ended September 30, 2015		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$281.4	$.6	$.3	$2.6	$284.9
Net investment income	12.4	.5	1.1	2.8	16.8
Net investment income (loss) - surplus note interest	—	4.0	(4.0)	—	—
Net realized and unrealized investment (losses) gains	(29.9)	0.6	1.7	(16.3)	(43.9)
Other revenue	3.9	—	.2	34.2	38.3

Total revenues	267.8	5.7	(.7)	23.3	296.1
Expenses:
Loss and loss adjustment expenses	167.5	—	—	2.5	170.0
Insurance and reinsurance acquisition expenses	53.8	.1	.4	1.0	55.3
Other underwriting expenses	56.4	—	.1	—	56.5
General and administrative expenses	3.4	.4	9.4	81.5	94.7
Amortization of other intangible assets	.3	—	—	2.3	2.6
Interest expense	3.2	—	—	.7	3.9

Total expenses	284.6	.5	9.9	88.0	383.0

Pre-tax (loss) income	$(16.8)	$5.2	$(10.6)	$(64.7)	$(86.9)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
YTD SEGMENT STATEMENTS OF PRE-TAX INCOME (LOSS)
(millions)
(Unaudited)

For the Nine Months Ended September 30, 2016		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$827.9	$3.1	$1.0	$6.1	$838.1
Net investment income	38.3	1.6	5.1	14.6	59.6
Net investment income (loss) - BAM surplus note interest	—	13.4	(13.4)	—	—
Net realized and unrealized investment gains	56.8	2.3	6.5	18.4	84.0
Other revenue	3.5	—	.8	106.5	110.8

Total revenues	926.5	20.4	—	145.6	1,092.5
Expenses:
Loss and loss adjustment expenses	501.3	—	—	6.8	508.1
Insurance and reinsurance acquisition expenses	154.8	.6	1.9	1.9	159.2
Other underwriting expenses	155.6	—	.3	.1	156.0
General and administrative expenses	10.0	1.4	28.1	181.5	221.0
Amortization of other intangible assets	.9	—	—	8.5	9.4
Interest expense	9.8	—	—	2.6	12.4

Total expenses	832.4	2.0	30.3	201.4	1,066.1

Pre-tax income (loss)	$94.1	$18.4	$(30.3)	$(55.8)	$26.4

For the Nine Months Ended September 30, 2015		HG Global/BAM
	OneBeacon	HG Global	BAM	Other	Total
Revenues:
Earned insurance premiums	$887.3	$1.7	$.6	$6.4	$896.0
Net investment income	33.0	1.4	2.9	5.3	42.6
Net investment income (loss) - surplus note interest	—	11.9	(11.9)	—	—
Net realized and unrealized investment (losses) gains	(29.7)	.3	2.8	(7.3)	(33.9)
Other (loss) revenue	(.4)	—	.5	114.3	114.4

Total revenues	890.2	15.3	(5.1)	118.7	1,019.1
Expenses:
Loss and loss adjustment expenses	527.9	—	—	6.2	534.1
Insurance and reinsurance acquisition expenses	161.2	.3	1.8	2.8	166.1
Other underwriting expenses	165.2	—	.3	—	165.5
General and administrative expenses	11.0	1.2	26.3	185.2	223.7
Amortization of other intangible assets	1.0	—	—	6.9	7.9
Interest expense	9.7	—	—	1.1	10.8

Total expenses	876.0	1.5	28.4	202.2	1,108.1

Pre-tax income (loss)	$14.2	$13.8	$(33.5)	$(83.5)	$(89.0)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
SELECTED FINANCIAL DATA
(Dollars in millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
OneBeacon	2016	2015	2016	2015
GAAP Ratios
Loss and LAE	59%	60%	61%	60%
Expense	37%	39%	37%	36%
Combined	96%	99%	98%	96%

Net written premiums	$324.1	$292.9	$865.2	$901.2
Earned premiums	$277.9	$281.4	$827.9	$887.3

	Three Months Ended September 30,		Nine Months Ended September 30,
BAM	2016	2015	2016	2015
Gross par value of primary market policies priced	$2,291.3	$2,228.6	$8,020.7	$7,760.3
Gross par value of secondary market policies priced	249.0	298.3	600.6	481.6
Total gross par value of market policies priced	$2,540.3	$2,526.9	$8,621.3	$8,241.9
Gross par value of primary and secondary market policies issued	$2,973.3	$2,233.5	$8,491.2	$7,758.8
Gross written premiums	$9.2	$7.0	$24.9	$17.8
Member surplus contributions collected	$11.5	$8.8	$28.2	$20.3

	As of September 30, 2016	As of December 31, 2015
Policyholders’ surplus	$432.8	$437.2
Contingency reserve	19.9	12.4
Qualified statutory capital	452.7	449.6
Net unearned premiums	18.8	12.5
Present value of future installment premiums	3.3	2.6
Collateral trusts	154.2	136.6
Claims paying resources	$629.0	$601.3

	Three Months Ended September 30,		Nine Months Ended September 30,
HG Global	2016	2015	2016	2015
Net written premiums	$6.2	$5.3	$18.0	$13.4
Earned premiums	$1.2	$.6	$3.1	$1.7

	As of September 30, 2016	As of December 31, 2015
Unearned premiums	$52.9	$38.0
Deferred acquisition costs	$10.3	$7.9